UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 16, 2011

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-222-6966
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, the Board of Directors of Houston American Energy Corp. (the “Company”) appointed Richard J. Howe, Ph.D. as a Class A Director and as a member of the Company’s Audit Committee and Compensation Committee.

Dr. Howe, age 82, is a retired investor.  Dr. Howe has more than 30 years of diversified managerial and executive experience with such company’s as Shell Oil, Exxon and Pennzoil, including serving as President and Chief Operating Officer of Pennzoil Company at the time of his retirement in 1988.   Dr. Howe holds a B.S., M.S. and Ph.D. in Mechanical Engineering from the University of Minnesota and a M.Ind.Mgmt. from MIT.

Item 9.01—Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: March 16, 2011
	By:	/s/ James J. Jacobs
James J. Jacobs
Chief Financial Officer